EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) and in the related prospectus pertaining to the Cirrus Logic, Inc. 2002 Stock Option Plan of our report dated April 23, 2004, with respect to the consolidated financial statements of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 27, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
July 29, 2004